UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

AXCELLA HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38901	26-3321056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (857) 320-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AXLA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 12, 2022, the Board of Directors (the “Board”) of Axcella Health Inc. (the “Company” or “Axcella”), doing business as “Axcella Therapeutics,” approved a reprioritization of its programs for Long Covid Fatigue and Nonalcoholic Steatohepatitis (NASH) and a restructuring of operations to support its streamlined set of priorities. As part of this restructuring, the Board approved a reduction in force of approximately 85% of the Company’s workforce. Robert Crane, the Company’s Chief Financial Officer and Virginia Dean, the Company’s Senior Vice President, Chief People Officer were each part of the reduction in force. The reduction in force is a measure to manage costs and conserve cash resources with the goal of maximizing the opportunities available to Axcella during the Board’s review of strategic alternatives to maximize shareholder value.

The Company expects to record a charge of up to $2.1 million in the fourth quarter of 2022 relating to the reduction in force, which is expected to consist of employee severance and other restructuring related costs and expenses. The Company’s management will continue to re-evaluate the estimated costs and expenses set forth above and may revise the estimated restructuring charge as appropriate, consistent with generally accepted accounting principles.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the reduction in force, Robert Crane, the Company’s Chief Financial Officer and principal financial officer and Virginia Dean, the Company’s Senior Vice President, Chief People Officer will step down from their positions effective December 14, 2022.

Item 7.01	Regulation FD Disclosure.

On December 14, 2022, the Company issued a press release entitled “Axcella Announces Program Reprioritization and Corporate Restructuring.” The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On December 12, 2022, the Board approved the immediate suspension its EMMPACT Phase 2b clinical trial of AXA1125 for the treatment of NASH, to allow Axcella to focus on AXA1125 for the treatment of Long Covid.

On December 14, 2022, the Company announced that it had reached an agreement with SLR Investment Corp. (f/k/a Solar Capital Ltd.) (“SLR”) to paydown its remaining debt obligations under its Loan and Security Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Axcella Health Inc., doing business as “Axcella Therapeutics,” dated December 14, 2022
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCELLA HEALTH INC.

Date: December 15, 2022	By:	/s/ William R. Hinshaw, Jr.
William R. Hinshaw, Jr.
Chief Executive Officer, President and Director